AMENDED AND RESTATED

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                     OF SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                               DOLCE VENTURES INC.

      Dolce Ventures Inc. (the "Company"), a corporation organized and existing under and by virtue of the Utah Revised Business Corporation Act, in accordance with the Utah Revised Business Corporation Act, DOES HEREBY CERTIFY that:

      The Articles of Incorporation of the Company provide that the Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $.001. The Articles of Incorporation provide, further, that the Board of Directors is authorized, to the extent permitted by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the Utah Revised Business Corporation Act, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors, by Unanimous Written Consent dated September 6, 2006, adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 5,000,000 shares of Series B Convertible Preferred Stock. That resolution amended and superceded the resolution dated August 30, 2006, and that a copy of such resolution is as follows:

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, and in accordance with the Utah Revised Business Corporation Act, the Board of Directors hereby authorizes the filing of an Amended and Restated
      Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Dolce Ventures Inc., as no shares have yet been issued Accordingly, the Company is authorized to issue Series B Convertible Preferred Stock with par value of $.001 per share, which shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

      1. Designation and Number of Shares. Shares of the series shall be designated and known as the "Series B Convertible Preferred Stock" of the Company. The Series B Convertible Preferred Stock (the "Series B") shall consist of 5,000,000 shares. Shares of the Series B which are redeemed, retired, converted into shares of the Company's $.001 par value per share Common Stock (the "Common Stock"), purchased or otherwise acquired by the Company shall be cancelled (and thereafter shall not be re-issued as shares of Series B) and shall revert to the status of authorized but unissued preferred stock, undesignated as to series and subject to reissuance by the Company as shares of preferred stock of any one or more series as permitted by the Articles of Incorporation.

      2. Redemption; Liquidation Preference. The Series B shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Company (a "Liquidation Event"), rank (a) senior to the Common Stock and to any other class or series of stock issued by the Company not designated as ranking senior to the Series B in respect of the right to participate in distributions or payments upon a Liquidation Event; and (b) pari passu with any other class or series of stock of the Company, the terms of which specifically provide that such class or series shall rank pari passu with the Series B in respect of the right to participate in distributions or payments upon a Liquidation Event. The Series B may not be redeemed by the Company without the express written consent (provided or withheld in their sole discretion) of each holder of the then-outstanding Series B. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series B then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $2.74 per share (the "Liquidation Preference Amount") before any payment shall be made or any assets distributed to the holders of the Common Stock or any other stock that ranks junior to the Series B.

      3. Dividends. The Series B will not be entitled to dividends unless the Company pays cash dividends or dividends in other property to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series B will be entitled to receive dividends of cash or property out of any assets legally available therefor, in an amount or value equal to the Conversion Rate multiplied by the Reverse Split (as defined in Section 4(a) below) multiplied by the amount paid in respect of one share of Common Stock (as adjusted for any stock dividends, combinations, splits or similar recapitalization events) prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock. Any dividend payable to the Series B will have the same record and payment date and terms as the dividend is payable on the Common Stock.

      4. Conversion. The holder of Series B shall have the following conversion rights (the "Conversion Rights"):

      (a) Reverse Split. The Company shall file an amendment to the Company's Articles of Incorporation ("Amendment") with the Secretary of State of the State of Utah effecting a 304.4444-for-1 reverse stock split of the Common Stock (the "Reverse Split") (or such other ratio) so that the Company has a sufficient number of authorized and unissued shares of Common Stock so as to permit the conversion of all outstanding shares of the Series B and resulting in all holders of the Series B owning no less than 23.35% of the outstanding Common Stock immediately following the conversion of all outstanding shares of Series B (the "Required Percentage").

      (b) Obligation. The Company agrees that it shall in good faith, promptly take any and all such action as may, in the opinion of its counsel, be necessary to effect the Reverse Split and, upon the request of each holder of any shares of Series B in accordance with Section 4(c) herein, to expeditiously effect the conversion of all outstanding shares of the Series B to shares of Common Stock and use its best efforts to obtain the requisite shareholder approval of any necessary amendment or restatement to the Articles of Incorporation to achieve the foregoing. In the event the Reverse Split is not effected by February 28, 2007, each holder of Series B shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series B at a price per share equal to one hundred ten percent (110%) of the Liquidation Preference Amount.

      (c) Right to Convert. At any time on or after the Amendment is filed effecting the Reverse Split, the holder of any such shares of Series B may, at such holder's option, subject to the limitation set forth in Section 7 herein, elect to convert (a "Conversion") all or any portion of the shares of Series B held by such person into a number of fully paid and nonassessable shares of Common Stock at a conversion rate as would result in the Series B acquiring the Required Percentage, which is expected to be one (1) share of fully paid and non-assessable Common Stock for one (1) share of Series B ("Conversion Rate"). In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B. In the event of such a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series B notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series B that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

      (d) Mechanics of Conversion. The Conversion of Series B shall be conducted in the following manner:

      (i) Holder's Delivery Requirements. To convert Series B into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall
(A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company at 011-86-10-8260-0042, Attention: Chief Executive Officer, with a copy to Guzov Ofsink, LLC at 212-688-7273, Attention: Darren L. Ofsink, Esq., and (B) surrender to a common carrier for delivery to the Company as soon as
practicable   following   such   Conversion   Date  the  original   certificates
representing the shares of Series B being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

      (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) trading days following the date of receipt by the Company of the fully executed Conversion Notice, issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be obligated to issue and deliver the shares to the DTC on a holder's behalf via DWAC if a registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series B (the "Registration Statement") is effective. If the number of shares of Series B represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series B being converted, then the Company shall, as soon as practicable and in no event later than three (3) trading days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series B not converted.

      (iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolutin of any dispute by the Company made in good faith and in accordance with this Section 4(d)(iii).

      (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series B shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

      (v) Company's Failure to Timely Convert. If within three (3) trading days of the Company's receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day) (the "Delivery Date") the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series B or to issue a new Preferred Stock Certificate representing the number of shares of Series B to which such holder is entitled pursuant to Section 4(c) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Series B Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") among the Company and the initial holders of the Series B (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 4(c) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 4(d)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series B represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 4(d)(ii) and (B) the Closing Bid Price (as defined below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 4(d)(ii). If the Company fails to pay the additional damages set forth in this Section 4(d)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made. The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security on the OTC Bulletin Board or other principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series B.

      (vi) Buy-In Rights. In addition to any other rights available to the holders of Series B, if the Company fails to cause its Transfer Agent to transmit to the holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series B on or before the Delivery Date, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series B which the holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series B that the Company was required to deliver to the holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the shares of Series B and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay to the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B as required pursuant to the terms hereof.

      5. Adjustments to Conversion Rate and Certain Other Adjustments. The Conversion Rate for the number of shares of Common Stock into which the Series B shall be converted shall be subject to adjustment from time to time as hereinafter set forth, notice of which shall be promptly provided to the Series B holders:

      (a) Stock Dividends, Recapitalization, Reclassification, Split-Ups. If, prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or any right to acquire Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on such Conversion of the Series B shall be increased in proportion to such increase in outstanding shares of Common Stock and to ensure the Series B holders, in the aggregate, acquired the Required Percentage of Common Stock.

      (b) Aggregation of Shares. If prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event (including the Reverse Split), then, upon the effective date thereof, the number of shares of Common Stock issuable on Conversion of the Series B shall be decreased in proportion to such decrease in outstanding shares of Common Stock and to ensure the Series B holders, in the aggregate, acquired the Required Percentage of Common Stock.

      (c) Mergers or Consolidations. If at any time or from time to time prior to the date of a Conversion there is a merger, consolidation or similar capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for in Section 5(a) or 5(b) above), as a part of such capital reorganization, provision shall be made so that the holders of the Series B shall thereafter be entitled to receive upon conversion of the Series B the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, the resulting or surviving corporation (if not the Company) shall expressly assume the obligations to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of Series B remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as provided above. If this
Section 5(c) applies, Sections 5(a) and 5(b) shall not apply. In addition to all other rights of the holders of Series B contained herein, simultaneous with the occurrence of a merger, consolidation or similar capital reorganization of the Common Stock described above, each holder of Series B shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series B at a price per share of Series B equal to one hundred ten percent (110%) of the Liquidation Preference Amount.

      (d) Successive  Changes.  The  provisions of this Section shall  similarly
apply   to   successive   reclassifications,    reorganizations,    mergers   or
consolidations, sales or other transfers.

      (e) Adjustments for Issuance of Additional Shares of Common Stock. In the event the Company, shall, at any time within two (2) years following the initial issuance date of the Series B, issue or sell any additional shares of Common Stock ("Additional Shares of Common Stock"), at a price per share less than $2.74 or without consideration, then the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on such Conversion of the Series B shall be increased in proportion to such increase in outstanding shares of Common Stock and to ensure the Series B holders, in the aggregate, acquired the Required Percentage of Common Stock.

      (f) Issuance of Common Stock Equivalents. The provisions of this Section 5(f) shall apply if (a) the Company, at any time within two (2) years following the initial issuance date of the Series B, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series B or Series A Preferred Stock, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") shall be issued or sold. If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than $2.74, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than $2.74, then the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on such Conversion of the Series B shall be increased in proportion to such increase in outstanding shares of Common Stock and to ensure the Series B holders, in the aggregate, acquired the Required Percentage of Common Stock.

      6. Voting Rights. The holders of shares of Series B shall be entitled to the following voting rights:

      (a) Those voting rights required by applicable law;

      (b) The right to vote together with the holders of the Common Stock and Series B, as a single class, upon all matters submitted to holders of Common Stock for a vote, with each share of Series B carrying a number of votes equal to the number of shares of Common Stock that would be issuable upon Conversion to ensure the acquisition of the Required Percentage of Common Stock based on the then applicable Conversion Rate and each holder of Series B shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company; and

      (c) Whenever holders of Series B are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of the Company having not less than the minimum number of votes that would be necessary or required to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of the Series B shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series B, as set forth in this Section 6(c).

      7. Conversion Restriction. Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may a holder of shares of Series B convert shares of the Series B if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series B providing the Company with sixty-one (61) days notice (the "Waiver Notice") that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series B, this Section 7 shall be of no force or effect with regard to those shares of Series B referenced in the Waiver Notice.

      8. Inability to Fully Convert.

      (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice after the Amendment has been filed effecting the Reverse Split, the Company cannot issue shares of Common Stock upon a Conversion for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series B pursuant to a Conversion Notice or (y) subsequent to the effective date of the Registration Statement, fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and, with respect to the unconverted Series B, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

      (i) require the Company to redeem from such holder those Series B for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to one hundred ten percent (110%) of the Liquidation Preference Amount (the "Mandatory Redemption Price"); provided that the Company shall have the sole option to pay the Mandatory Redemption Price in cash or shares of Common Stock;

      (ii) if the Company's  inability to fully convert  Series B is pursuant to
Section 8(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice ;

      (iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series B that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

      (iv) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 4(d)(vi) hereof.

      (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series B, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of shares of Series B which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 8(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

      (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 8(a)(i) above, the Company shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all shares of Common Stock issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 4. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those shares of Series B for which the full Mandatory Redemption Price has not been paid, and (ii) receive back such shares of Series B.

      (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series B on the same day and the Company can convert and redeem some, but not all, of the Series B pursuant to this Section 8, the Company shall convert and redeem from each holder of Series B electing to have Series B converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series B held by such holder relative to the number shares of Series B outstanding) of all shares of Series B being converted and redeemed at such time.

      9. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B against impairment.

      10. No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series B, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon conversion shall be determined on the basis of the total number of shares of Series B the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

      11. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, the Company shall mail to each holder of Series B, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

      12. Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series B shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

      13. Protective Provisions. Except for the designation and issuance of the Company's Series A Convertible Preferred Stock which is being designated contemporaneously with the Series B, so long as any shares of Series B are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B, voting as a separate class:

      (a) in any manner authorize, issue or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series B;

      (b) adversely alter or change the rights, preferences, designations or privileges of the Series B;

      (c) amend the Company's Articles of Incorporation or By-laws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Series B;

      (d)  increase or decrease  the  authorized  number of shares of  preferred
stock  of  the  Company  or  otherwise  reclassify  the  Company's   outstanding
securities;

      (e) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred stock or Common Stock; provided, however, that this restriction shall not apply to the de minimus repurchases of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal; or

      (f) voluntarily file for bankruptcy, liquidate the Company's assets or make an assignment for the benefit of the Company's creditors.

      14. No Charge for Conversion. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series B shall be made without charge to the converting holders for such certificates or for any tax in respect of the issuance of such certificates.

      15. Reservation of Shares. To the fullest extent possible (it being understood that as of the date of filing of this Certificate of Designations there are an insufficient number of authorized, but unissued shares of Common Stock to issue upon conversion of all of the shares of Series B Stock designated hereby and that contemporaneously with the issuance of Series B the Corporation intends to issue warrants to purchase an aggregate of 11,154,614 shares of Common Stock), the Corporation shall at all times reserve and keep available out of any stock held as treasury stock or out of its authorized but unissued Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series B, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B. The Corporation shall immediately, in accordance with the laws of the State of Utah, increase the authorized amount of its Common Stock if, at any time, the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series B; provided, however, that such covenant shall be deemed to be satisfied if the Corporation effects the Reverse Split within 120 days after the initial issuance date of the Series B.

      16. Return of Status as Authorized Shares. Upon a Conversion or any other redemption or extinguishment of the Series B, the shares converted, redeemed or extinguished will be cancelled (and may not be reissued as shares of Series B) and automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation.

      17. Amendment. This Certificate of Designations constitutes an agreement between the Company and the holders of the Series B. For as long as any shares of Series B are outstanding, the terms hereof may be amended, modified, repealed or waived only by the affirmative vote or written consent of holders of a majority of the then outstanding shares of Series B, voting together as a class and series.

      IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 6th day of September, 2006.

                                              DOLCE VENTURES INC.

                                              -----------------------
                                              Name: Carl E. Worboys
                                              Title:   President

                                              -----------------------
                                              Name: John F. Passalaqua
                                              Title:   Treasurer and Secretary

                                                                       EXHIBIT I

                              DOLCE VENTURES, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock of Dolce Ventures, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $0.001 per share (the
"Preferred Shares"), of Dolce Ventures, Inc., a Utah corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

      Date of Conversion:                         ------------------------------

      Number of Preferred Shares to be converted: ----------

      Stock certificate no(s). of Preferred Shares to be converted: ------------

      The Common Stock have been sold  pursuant to the  Registration  Statement:
      YES      NO
          ----   ----
Please confirm the following information:

      Number of shares of Common Stock
      to be issued:
                                                  ------------------------------

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:
                                         -------------------------

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:
                                        ----------------------------------------

         Facsimile Number:
                                        ----------------------------------------

         Authorization:
                                        ----------------------------------------
                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

Dated: